Exhibit 1.1


                                $225,000,000

                         DOW JONES & COMPANY, INC.

                        3.875% Senior Notes due 2008

                             Purchase Agreement
                             ------------------

                                                          February 14, 2005

J.P. Morgan Securities Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

 As Representatives of the
 several Initial Purchasers listed
 in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

     Dow Jones & Company, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers listed in
Schedule 1 hereto (the "Initial Purchasers"), for whom you are acting as representatives (the "Representatives"), $225,000,000 principal amount of its 3.875% Senior Notes due 2008 (the "Notes"). The Notes will be issued pursuant to an Indenture to be dated as of February 17, 2005 between the Company and The Bank of New York, as trustee (the "Trustee").

     The Notes will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated February 14, 2005 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum also dated February 14, 2005 (the "Offering Memorandum") setting forth information concerning the Company and the Notes. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum. References herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

     Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement"), to be dated the Closing Date (as defined below), pursuant to which the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act of the Notes or the Exchange Notes referred to (and as defined) in the Registration Rights Agreement.

     The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Notes, as follows:

     1. Purchase and Resale of the Notes. (a) The Company agrees to issue and sell the Notes to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 99.505% of the principal amount thereof plus accrued interest, if any, from February 17, 2005 to the Closing Date. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

     (b) The Company understands that the Initial Purchasers intend to offer the Notes for resale on the terms set forth in the Offering
Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

          (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

          (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

          (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes as part of their initial offering except:

               (A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act ("Rule 144A") and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Notes is aware that such sale is being made in reliance on Rule 144A; or

               (B) in accordance with the restrictions set forth in Annex A hereto.

     (c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(f) and 5(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

     (d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Notes to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Notes purchased by it to or through any Initial Purchaser.

     2. Payment and Delivery. (a) Payment for and delivery of the Notes will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on February 17, 2005, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

     (b) Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Notes (collectively, the "Global Notes"). The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

     3. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

     (a) Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Notes and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum.

     (b) Incorporated Documents. The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain, when so filed, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) Company Financial Statements. The Company's historical financial statements and the related notes thereto incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other historical financial information of the Company included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

     (d) MarketWatch Financial Statements. The historical financial statements and the related notes thereto of MarketWatch, Inc. ("MarketWatch") incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other historical financial information of MarketWatch included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum has been derived from the accounting records of the MarketWatch and its subsidiaries and presents fairly the information shown thereby.

     (e) Pro Forma Financial Statements. The pro forma financial information and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared in accordance with the Commission's rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

     (f) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regular cash dividends consistent with prior practice), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, results of operations, financial position or prospects of the Company and its subsidiaries taken as a whole and (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, in each case except as may occur in the ordinary course of business and except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum.

     (g) Organization and Good Standing. The Company and each of its significant subsidiaries (as defined in Section 12 hereof) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations, financial position or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Notes (a "Material Adverse Effect"). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

     (h) Capitalization. The Company has an authorized capitalization as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the heading "Capitalization" (except for any subsequent issuances of capital stock pursuant to the exercise of outstanding stock options or under existing employee benefit plans); and all the outstanding shares of capital stock or other equity interests of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors' qualifying shares and except as otherwise described in the Preliminary Offering Memorandum and the Offering Memorandum) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

     (i) Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or at law) (collectively, the "Enforceability Exceptions"); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

     (j) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

     (k) The Notes. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

     (l) The Exchange Notes. The Exchange Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

     (m) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (n) Descriptions of the Transaction Documents. Each of this Agreement, the Notes, the Indenture, the Exchange Notes and the Registration Rights Agreement (collectively, the "Transaction Documents") conforms in all material respects to the descriptions thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

     (o) No Violation or Default. Neither (i) the Company nor any of its significant subsidiaries is in violation of its charter, by-laws or similar organizational documents; (ii) the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (ii) or
(iii) above, for any such violation that would not, individually or in the aggregate, have a Material Adverse Effect.

     (p) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (i) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

     (q) No Consents Required. Assuming the accuracy of the Initial Purchasers' representations and warranties contained herein, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Notes by the Initial Purchasers and
(ii) with respect to the Exchange Notes under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

     (r) Legal Proceedings. Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

     (s) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries as well as of MarketWatch and its subsidiaries, respectively, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

     (t) Investment Company Act. Neither the Company nor any significant subsidiary is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

     (u) No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Notes.

     (v) Rule 144A Eligibility. On the Closing Date, the Notes will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

     (w) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

     (x) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged with respect to the Notes in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S"), and all such persons have complied with the offering restrictions requirement of Regulation S.

     (y) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in
Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

     (z) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

     (aa) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (bb) Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, patents, patent applications and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as otherwise disclosed in the Preliminary Offering Memorandum or the Offering Memorandum; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except for notices the content of which if accurate would not, individually or in the aggregate, have a Material Adverse Effect.

     (cc) Accounting Controls. Each of the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provided reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (dd) Disclosure Controls and Procedures. The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is properly and effectively recorded, processed, summarized and reported within the time periods specified in applicable rules, regulations and forms promulgated by the Commission and is properly and effectively accumulated and communicated to the Company's directors and officers, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure of such required information.

     4. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

     (a) Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

     (b) Amendments or Supplements. Before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum or, prior to and including the Closing Date, filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such proposed amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed amendment or supplement or file any such document with the Commission to which the Representatives reasonably and promptly object. Notwithstanding the preceding sentence, after the Closing Date, the Company will not be required to provide the Representatives and counsel for the Initial Purchasers, prior to filing, with copies of any document that is to be incorporated by reference into the Preliminary Offering Memorandum or the Offering Memorandum or to refrain from filing any such document that is to be so incorporated by reference to which the Representatives and counsel to the Initial Purchasers reasonably and timely object, provided that the Company will, to the extent reasonably practicable in the light of the circumstances, consult with the Representatives and counsel for the Initial Purchasers as to the form and substance of any such document that is to be so incorporated by reference prior to its filing.

     (c) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Notes as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof.

     (d) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Notes (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein or omissions therefrom, in the light of the circumstances existing when the Offering Memorandum is delivered to purchasers, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to Section 4(b) above, file with the Commission any document to be incorporated by reference therein and furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to purchasers, be misleading in any material respect or so that the Offering Memorandum will comply with law.

     (e) Blue Sky Compliance. The Company will cooperate with the Initial Purchasers to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Notes; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) make any change to its certificate of incorporation or by-laws.

     (f) Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

     (g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as described in the Offering Memorandum under the heading "Use of Proceeds".

     (h) Rules 144(d)(4) Information. So long as the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Notes and prospective purchasers of the Notes designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (i) DTC. The Company will assist the Initial Purchasers in arranging for the Notes to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

     (j) No Resales by the Company. Until the issuance of the Exchange Notes, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

     (k) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

     (l) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) will
(i) solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage with respect to the Notes in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

     (m) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

     (n) Ratings. The Company will take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), Moody's Investors Service Inc. ("Moody's") and Fitch Ratings ("Fitch") to provide their respective ratings of the Notes.

     5. Conditions of Initial Purchasers' Obligations. The obligation of each Initial Purchaser to purchase Notes on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

     (b) No Downgrade. Subsequent to the execution and delivery of this Agreement and prior to or on the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock issued or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and
(ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in
Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

     (d) Officers' Certificate. The Representatives shall have received on and as of the Closing Date a certificate of two executive officers (one of whom shall be the chief financial officer or other senior financial officer) of the Company who have specific knowledge of the Company's financial matters and are satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Offering Memorandum and, to the best knowledge of such officers, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in Sections 5(a) through 5(c) above.

     (e) Company Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters or initial purchasers with respect to the Company's financial statements and certain financial information of the Company contained or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

     (f) MarketWatch Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters or initial purchasers with respect to MarketWatch's financial statements and certain financial information of MarketWatch contained or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

     (g) Opinion of General Counsel of the Company. Joseph A. Stern, Esq., General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

     (h) Opinion of Counsel to the Company. Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto. In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of official jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

     (i) Opinion of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel to the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

     (k) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization and, in the case of the Company, good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

     (l) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

     (m) DTC. The Notes shall be eligible for clearance and settlement through DTC.

     (n) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6.   Indemnification and Contribution.
     --------------------------------

     (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum (excluding any documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with the provisions of Section 4 hereof.

     (b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 6(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information so furnished consists of the third, fifth (second sentence only), sixth, seventh, eighth (third sentence only), ninth and tenth paragraphs under the caption "Plan of distribution" in the Offering Memorandum.

     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if
(i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) Contribution. If the indemnification provided for in Sections 6(a) and 6(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 6(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by such Initial Purchaser were offered for resale exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

     7. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) there shall have occurred any material adverse change in the business, properties, results of operations, financial position or prospects of the Company and its subsidiaries taken as a whole; (iv) a general moratorium or material disruption shall have occurred in commercial banking activities or securities settlement or clearance services in the United States; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in the financial markets in the United States or the international financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

     8. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

     (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in Section 8(a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

     (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in Section 8(a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in
Section 8(b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

     (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

     9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's counsel;
(v) the fees and expenses of the Company's and MarketWatch's independent registered public accounting firms; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Initial Purchasers, which fees and expenses shall not be in excess of $2,500); (vii) any fees charged by rating agencies for rating the Notes; (viii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (ix) all expenses and application fees incurred in connection with the approval of the Notes for book-entry transfer by DTC.

     (b) If (i) this Agreement is terminated pursuant to Section 7(ii) or 7(iii), (ii) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers (other than a result of Section 7(i), 7(iv) or 7(v) or 8) or (iii) the Initial Purchasers decline to purchase the Notes for any other reason permitted under this Agreement (other than a result of Section 7(i), 7(iv) or 7(v) or 8), the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

     10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and their respective affiliates, directors and officers referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

     11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

     12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

     13. Miscellaneous. (a) Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. and/or Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. and/or Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be binding upon the Initial Purchasers.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-834-6081); Attention: High Grade Syndication Desk - 8th Floor and c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080 (fax:
212-449-1642); Attention: Brian Maier. Notices to the Company shall be given to them at 200 Liberty Street, New York, New York 10281 (fax:
212-945-5364); Attention: General Counsel.

     (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                Very truly yours,

                                DOW JONES & COMPANY, INC.



                                By /s/ Christopher W. Vieth
                                  ---------------------------------
                                  Christopher W. Vieth
                                  Vice President and Chief Financial Officer

Accepted:

J.P. MORGAN SECURITIES INC.


By /s/ Robert Bottamedi
  --------------------------------
       Authorized Signatory


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By /s/ Christopher Norris
  --------------------------------
       Authorized Signatory

For themselves and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

                                                                 Schedule 1


        Initial Purchaser                                Principal Amount
        -----------------                                ----------------

J.P. Morgan Securities Inc........................          $  90,000,000
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated..............................             45,000,000
Banc of America Securities LLC....................             22,500,000
Credit Suisse First Boston LLC....................             22,500,000
Lloyds TSB Bank plc...............................             22,500,000
Mitsubishi Securities
        International plc.........................             22,500,000
                                      Total                  $225,000,000

                                                                 Schedule 2

                          Significant Subsidiaries
                          ------------------------

Ottaway Newspapers, Inc.

MarketWatch, Inc. (as from January 21, 2005)

                                                                    ANNEX A

         Restrictions on Offers and Sales Outside the United States
         ----------------------------------------------------------

     In connection with offers and sales of Notes outside the United
States:

     (a) Each Initial Purchaser acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

     (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

          (i) Such Initial Purchaser has offered and sold the Notes, and will offer and sell the Notes, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Closing Date, only in accordance with Regulation S under the Securities Act ("Regulation S") or Rule 144A or any other available exemption from registration under the Securities Act.

          (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

          (iii) At or prior to the confirmation of sale of any Notes sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

          "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the date of original issuance of the Notes, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

     (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

          (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

          (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

          (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

     (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Notes, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required.

                                                                    Annex B

             Form of Opinion of General Counsel of the Company
             -------------------------------------------------

                                                          February 17, 2005

J.P. MORGAN SECURITIES INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
    As Representatives of the several Initial Purchasers

C/O J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York 10017

C/O MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
4 World Financial Center
New York, New York 10080


Ladies and Gentlemen:

     In my capacity as General Counsel of Dow Jones & Company, Inc., a Delaware corporation (the "Company"), I have acted as counsel in connection with the issue and sale of $225,000,000 principal amount of the Company's 3.875% Senior Notes due 2008 (the "Notes").

     This opinion is being delivered to you pursuant to Section 5(g) of the Purchase Agreement, dated as of February 14, 2005 (the "Purchase Agreement"), among the Company, J.P. Morgan Securities Inc., Merrill Lynch & Co., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Initial Purchasers named in schedule I thereto. Terms used herein which are defined in the Purchase Agreement shall have the respective meanings set forth in the Purchase Agreement, unless otherwise defined herein.

     In connection with this opinion, I have examined executed copies of the Purchase Agreement and the other Transaction Documents and such corporate documents and records of the Company and its subsidiaries, certificates of public officials and officers of the Company and its subsidiaries, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. In stating my opinion, I have assumed the genuineness of all signatures of, and the authority of, persons signing the Transaction Documents on behalf of parties thereto other than the Company, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

     Based upon the foregoing, I am of the opinion that:

     1. Each of the Company and its significant subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates under lease and to conduct the business in which it is currently engaged and (c) to the best of my knowledge, is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect.

     2. The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Offering Memorandum under the heading "Capitalization"; the shares of capital stock of the Company outstanding on the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable; and all of the outstanding shares of capital stock of each significant subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are owned directly or indirectly by the Company.

     3. The Company has the corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder and has taken all necessary corporate action to authorize the issuance and sale of the Notes on the terms and conditions of the Purchase Agreement and to authorize the execution, delivery and performance of each of the Transaction Documents.

     4. The execution, delivery and performance by the Company of each of the Transaction Documents, the issue and sale of the Notes thereunder as provided therein and the consummation of the transactions contemplated by the Transaction Documents, will not violate any provision of any existing law or regulation applicable to the Company, or, to the best of my knowledge, of any order, judgment, award or decree of any court, arbitrator or governmental authority binding upon or applicable to the Company, or of the certificate of incorporation or bylaws of the Company or any of its significant subsidiaries, or, to the best of my knowledge, of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking by which the Company or any of its significant subsidiaries or any of their respective assets may be bound, and, to the best of my knowledge, will not result in or require the creation or imposition of any lien on any of its or their respective properties, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

     5. To the best of my knowledge, no litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is pending or threatened by or against the Company or any of its significant subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Transaction Documents or any of the transactions contemplated thereby or (b) except for the litigation with Cantor Fitzgerald Securities and Market Data Corporation that is described in "Legal Proceedings" and Note 3 to the financial statements included in the Company's Form 10-Q report for the third quarter of 2004, which would, if decided adversely to the Company or any of its significant subsidiaries, have a Material Adverse Effect.

     6. The documents incorporated by reference in the Offering Memorandum (other than the financial statements, notes, schedules and other financial data included in, incorporated by reference in, or omitted therefrom, as to which I express no opinion), when filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and I undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein or for any other reason.

     The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Purchase Agreement and may not be used or relied on in any manner or for any other purpose by any other person or entity (including by any person that acquires Notes from you) and may not be quoted in whole or in part without my prior written consent. In addition, this letter and its benefits are not assignable without my prior written consent to any person that acquires Notes from you.

                                                     Very truly yours,

                                                                    Annex C

                 Form of Opinion of Counsel to the Company
                 -----------------------------------------

                                                          February 17, 2005

J.P. MORGAN SECURITIES INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
    As Representatives of the several Initial Purchasers

C/O J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York  10017

C/O MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
4 World Financial Center
New York, New York  10080


Ladies and Gentlemen:

     We are acting as counsel to Dow Jones & Company, Inc., a Delaware corporation (the "Company"), in connection with the issue and sale of $225,000,000 principal amount of 3.875% Senior Notes due 2008 (the "Notes").

     This opinion is delivered to you pursuant to Section 5(h) of the Purchase Agreement, dated February 14, 2005 (the "Purchase Agreement"), between the Company and J.P. Morgan Securities Inc., Merrill Lynch & Co., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Initial Purchasers named in schedule I thereto. All capitalized terms used herein that are defined in, or by reference in, the Purchase Agreement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

     In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Purchase Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others and assume compliance on the part of all parties to the Purchase Agreement with the covenants and agreements contained therein.

     With respect to the opinion expressed in paragraph (vi) below, our opinion is limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated in the Purchase Agreement and the other Documents (as defined below).

     To the extent it may be relevant to the opinions expressed herein, we have assumed (i) that the Company is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the corporate power and authority to (a) execute and deliver the Purchase Agreement, the Notes, the Exchange Notes, the Indenture and the Registration Rights Agreement (collectively, the "Documents"), (b) perform its obligations thereunder and (c) consummate the transactions contemplated thereby and (ii) that all of the parties to the Documents will comply with all laws applicable thereto.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     (i) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (ii) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Notes are to be issued.

     (iii) The Exchange Notes have been duly authorized by the Company.

     (iv) The Indenture has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the Trustee, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (v) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the parties thereto, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required under any United States federal or New York State statute or any provision of the Delaware General Corporation Law known to us to be applicable to the Company for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Exchange Notes, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Notes by the Initial Purchasers and (ii) with respect to the Exchange Notes under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement

     (vii) The statements relating to legal matters or documents included in the Offering Memorandum under the captions "Description of the notes" and "Exchange offer and registration rights," insofar as such descriptions constitute a summary of the legal matters or documents referred to therein, fairly summarize in all material respects such matters or documents.

     (viii) The statements under the caption "United States federal tax considerations" in the Offering Memorandum, insofar as such statements purport to summarize matters of United States federal tax law, fairly and accurately summarize the matters set forth therein.

     (ix) Assuming that each Initial Purchaser is a QIB and based upon the accuracy of, and compliance with, the representations, warranties and agreements of the Company and the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Notes by the Initial Purchasers in accordance with the Purchase Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Notes.

     (x) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

In the course of the preparation by the Company of the Offering Memorandum (other than the documents incorporated by reference therein), we participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company and MarketWatch, Inc. ("MarketWatch"). Given the limitations inherent in the role of outside counsel and the independent verification of factual matters and the character of determinations involved in the process of preparing the Offering Memorandum, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and have made no independent check or verification thereof except as set forth in paragraphs
(vii) and (viii) above. Subject to the foregoing and on the basis of the information we gained in the course of the performance of the services referred to above, including information obtained from officers and representatives of, and the independent public accountants for, the Company and MarketWatch, no facts have come to our attention that cause us to believe that the Offering Memorandum (including the documents incorporated by reference therein) as of its date and as of the date and time of delivery of this letter contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In each case, however, we express no view or belief with respect to financial statements, notes, schedules or other financial data included in, incorporated by reference in, or omitted from the Offering Memorandum.

     The opinions set forth above are subject to the following qualifications:

     A. We express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture, the Registration Rights Agreement or the Notes:

          (i) relating to indemnification, contribution or exculpation;

          (ii) related to choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, in each case applying the choice of law principles to the State of New York;

          (iii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement; and

          (iv) which may be construed to be in the nature of a penalty.

     B. The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of the securities or Blue Sky laws of any state of the United States.

     C. Our opinions above are subject to the following:

          (i) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights and remedies generally;

          (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

          (iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors' rights and remedies generally.

     The opinions expressed herein are limited to the laws of the United States of America and the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressed stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein or for any other reason.

     The opinions expressed herein are solely for your benefit in connection with the Purchase Agreement and may not be relied on in any manner or for any purpose by any other person or entity (including by any person that acquires Notes from you) and may not be quoted in whole or in part without our prior written consent. In addition, this letter and its benefits are not assignable without our prior written consent to any person that acquires Notes from you.

                                Very truly yours,